Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 8, 2016, except for the effects of the reverse stock split described in Note 1, as to which the date is October 14, 2016, relating to the financial statements of Quantenna Communications, Inc., which appears in Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-213871) filed on October 17, 2016.

/s/PricewaterhouseCoopers LLP

San Jose, California
October 28, 2016